EXHIBIT 99.1

EASTERLY GOVERNMENT PROPERTIES REPORTS FIRST

QUARTER 2015 RESULTS

WASHINGTON, D.C. – May 11, 2015 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to U.S. Government agencies, today announced its results for the quarter ended March 31, 2015. The Company commenced its operations on February 11, 2015 upon completion of its initial public offering (“IPO”) and related formation transactions. The financial results for the first quarter of 2015 represent the Company’s financial results for the 49-day period from February 11, 2015 to March 31, 2015.

Highlights for Period Ended March 31, 2015:

•	Executed purchase and sale agreement to acquire the Department of Energy (“DOE”) building in Lakewood, Colorado for $20.3 million, which subsequently closed on April 1, 2015

•	Delivered Funds From Operations of $5.7 million or $0.14 per share for the period from February 11 to March 31, 2015, or $0.26 per share on a pro forma basis for a full calendar quarter

•	First quarter’s Cash Available for Distribution was $4.8 million, or $0.12 per share, or $0.22 per share on a pro forma basis for a full calendar quarter

•	Raised $297.1 million in net proceeds in the IPO and concurrent private placement

•	Repaid $269.8 million in principal amount of property-level debt at the time of the IPO and transformed to a largely unsecured debt profile by entering into a $400 million unsecured revolving credit facility with a $250 million accordion feature

•	Portfolio occupancy remained 100%

“We are very pleased with Easterly’s results for the quarter, and our inaugural quarterly results highlight the stability of our business model,” said William C. Trimble III, President and Chief Executive Officer. “With occupancy at 100%, long-term leases with a weighted average term of 7.4 years and with a significant unsecured debt capacity, we believe that Easterly is well positioned for growth as we evaluate opportunities in our acquisition and development pipeline.”

Financial Results for the Period from February 11, 2015 to March 31, 2015

Net income was $0.8 million, or $0.02 per diluted share, for the period from February 11, 2015 to March 31, 2015.

Funds From Operations (“FFO”) were $5.7 million, or $0.14 per diluted share, for the period from February 11, 2015 to March 31, 2015.

Cash Available for Distribution (“CAD”) was $4.8 million, or $0.12 per diluted share, for the period from February 11 to March 31, 2015.

Given that the first quarter results referenced above do not reflect a full quarter of operations for Easterly, results for subsequent periods are expected to provide more meaningful insight into the financial and operational activities of the Company. The results in the quarter also reflect significant expenses related to the IPO and related formation transactions as well as the repayment of debt that are non-recurring.

Darrell Crate, Chairman of the Board commented, “Easterly is the only internally managed public REIT that focuses primarily on U.S. Government leased real estate. Approximately 96% of our income comes directly from U.S. Government tenants. We are pleased with both our portfolio performance and our pipeline of acquisition opportunities.”

Portfolio Operations

As of March 31, 2015, the Company wholly owned 29 properties in the United States encompassing approximately 2.1 million square feet in the aggregate, including 26 properties that were leased primarily to U.S. Government tenant agencies and three properties that were entirely leased to private tenants. The portfolio has an average age of 10.4 years, is 100% occupied and had a weighted average lease term of 7.4 years at March 31, 2015. With just seven percent of the leases, by annualized lease income, rolling through the end of 2017, Easterly expects to continue to provide a highly visible and stable cash-flow stream.

Acquisitions

As previously announced, Easterly acquired the DOE building in Colorado on April 1, 2015 for $20.3 million, its first acquisition since its IPO. The 115,650-square foot building serves as the headquarters for the DOE’s Western Area Power Administration (“WAPA”) and represents the Company’s second asset in Lakewood, Colorado, a major federal agency center in the Rocky Mountain region. Built in 1999, the Lakewood building is a Class A facility leased to the General Services Administration (“GSA”) on behalf of the DOE until 2029. The building is 100% occupied by WAPA and provides engineering, accounting, human resources, legal and training support to four regional offices that operate and maintain the DOE’s Western Transmission System which covers a 1.3 million square mile service area.

Following the acquisition, the Company’s portfolio occupancy continued to be 100% leased and the weighted average lease term was increased to 7.7 years. This acquisition is demonstrative of Easterly’s core strategy of investing in mission critical properties occupied by essential functions of the U.S. Government.

Capital Markets Activities

Easterly completed its IPO on February 11, 2015 by issuing 13.8 million shares of its common stock, including the full underwriters’ overallotment option, at an initial public offering price of $15.00 per share raising gross proceeds of $207.0 million and net proceeds of $191.6 million after deducting underwriting fees and offering expenses. Concurrently with the IPO, Easterly received net proceeds of $105.5 million in a private placement.

In conjunction with the offering, the Company completed the following formation transactions:

•	Acquired 29 properties from its predecessor entity and Western Devcon

•	Retired $269.8 million of property-level debt associated with the 29 acquired properties

•	Entered into a $400 million unsecured revolving credit facility with a $250 million accordion feature

•	As of March 31, 2015, the credit facility had available capacity of $369.1 million

Balance Sheet

Easterly has ample balance sheet capacity to pursue and fund its growth plan. As of March 31, 2015, the Company had total indebtedness of $100.3 million comprised of $30.9 million on its credit facility and $69.4 million of mortgage debt (excluding unamortized premiums and discounts). At March 31, 2015, Easterly had a net debt to total enterprise value of 12.2% and a net debt to

EBITDA ratio of 1.9x. Easterly’s outstanding debt has a weighted average maturity of 11.4 years and a weighted average interest rate of 3.3%. After consideration for the recent acquisition of the DOE building for $20.3 million, which was financed on Easterly’s revolving line of credit, the Company maintains roughly $369.1 million of remaining capacity on its revolver before consideration for its $250 million accordion feature.

Dividend

On May 6, 2015, the Board of Directors of Easterly declared a dividend for the first quarter of 2015 in the amount of $0.11 per common share and per common unit of Easterly Government Properties LP, our operating partnership, outstanding to stockholders and common unit holders of record as of the close of business on May 18, 2015. Such dividends are to be paid on June 3, 2015. This dividend has been prorated to reflect the 49 days that the Company was public during the first quarter.

Outlook for 2015

Based on management’s expectations, the Company is introducing its financial guidance based on the period from February 11, 2015 to December 31, 2015 as follows:

	High	Low
Earnings per diluted share allocated to common shareholders	$0.14	$0.10
Plus: real estate depreciation and amortization	$0.81	$0.81
FFO per diluted share	$0.95	$0.91

The guidance provided does not contemplate dispositions, acquisitions or additional capital markets activities but reflects the recently completed acquisition of the DOE building. This guidance is forward-looking and reflect management’s view of current and future market conditions. The Company’s actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

FFO is a supplemental measure of our performance. We present FFO calculated in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. FFO is a supplemental performance measure that is commonly used in the real estate industry to assist investors and analysts in comparing results of REITs. FFO is generally defined by NAREIT as net income (loss), calculated in accordance with GAAP, excluding gains or losses from sales of property, and adding back real estate depreciation. We present FFO because we consider it an important supplemental measure of our operating performance, and we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting results.

CAD is a supplemental measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. We calculate CAD in accordance with the current NAREIT definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. We present CAD with respect to liquidity because we believe it provides useful information regarding our ability to generate cash and to distribute dividends to our stockholders. We believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present CAD when reporting results.

FFO and CAD are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and CAD or use other definitions of FFO CAD and, accordingly, our presentation of these measures may not be comparable to other REITs. Neither FFO nor CAD is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

Conference Call Information

The Company will host a webcast and conference call at 11:00 a.m. Eastern Standard Time on May 11, 2015 to review the first quarter 2015 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available through May 25, 2015 by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 13608039. Please note that the full text of the press release and supplemental schedules are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Based in Washington, D.C., Easterly Government Properties, Inc. (NYSE:DEA) focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly Government Properties’ experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to FFO. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; failure of acquisitions or development projects to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission. In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Contact:

Evelyn Infurna

203-682-8265

ir@easterlyreit.com

Balance Sheet

(unaudited, in thousands)

March 31, 2015
Assets
Real estate properties, net	$627,608
Cash and cash equivalents	11,922
Restricted cash	1,585
Deposits on acquisitions	20,167
Rents receivable	5,337
Accounts receivable	3,228
Deferred financing, net	3,281
Intangible assets, net	105,856
Prepaid expenses and other assets	1,148

Total assets	$780,132

Liabilities
Revolving credit facility	30,917
Mortgage notes payable	69,981
Intangible liabilities, net	35,841
Accounts payable and accrued liabilities	5,979

Total Liabilities	142,718

Equity
Common stock, par value $0.01, 200,000 shares authorized, 24,168,379 shares issued and outstanding	241
Additional paid-in capital	390,786
Retained (deficit)	(2,885)
Non-controlling interest in operating partnership	249,272

Total equity	637,414

Total liabilities and equity	$780,132

Income Statement

(unaudited, in thousands)

	Three months ended 3/31/15	Less: Predecessor 1/1/15 - 2/10/15	Less: One time charges related to offering	Easterly Government Properties Inc. 2/11/15 - 3/31/15	Pro Forma Full Quarter
Revenue
Rental income	9,304	$—	$—	$9,304	$17,090
Tenant reimbursements	776	—	—	776	1,426
Other income	11	—	—	11	20

Total revenues	$10,091	$—	$—	$10,091	$18,536

Operating Expenses
Property operating	1,730	—	—	1,730	3,178
Real estate taxes	959	—	—	959	1,762
Depreciation and amortization	4,900	—	—	4,900	9,001
Acquisition costs	1,440	—	1,387	53	98
Formation expenses	1,594	—	1,594	—	—
Corporate general and administrative	1,572	384	233	955	1,754
Fund general and administrative	75	75	—	—	—

Total expenses	12,270	459	3,214	8,597	15,793

Operating (loss) income	(2,179)	(459)	(3,214)	1,494	2,743

Other expenses
Interest expense	(700)	—	—	(700)	(1,287)
Net unrealized (loss) on investments	(5,122)	(5,122)	—	—	—

Net (loss) income	(8,001)	(5,581)	(3,214)	794	1,456
Non-controlling interest in operating partnership	(5,116)	(4,169)	(1,258)	311	570

Net (loss) income available to common stockholders	$(2,885)	$(1,412)	$(1,956)	$483	$886

Net (loss) per share available to common stockholders, basic and diluted	$(0.22)

Weighted-average shares outstanding, basic and diluted	13,144,277

Net Income per share:
Fully diluted shares				$0.02	$0.04

Weighted-average common shares outstanding
Basic common shares				24,141,712	24,141,712

Weighted-average shares outstanding
Fully diluted shares				39,699,318	39,699,318

Note: Initial Public Offering closing date was February 11, 2015.

Earnings

(unaudited, in thousands, except share and per share data)

	Three months ended 3/31/15	Less: Predecessor 1/1/15 - 2/10/15	Less: One time charges related to offering	Easterly Government Properties Inc. 2/11/15 - 3/31/15	Pro Forma Full Quarter
Net (loss) income	$(8,001)	$(5,581)	$(3,214)	$794	$1,456
Depreciation and amortization	4,900	—	—	4,900	9,001
Interest Expense	700	—	—	700	1,287

EBITDA	(2,401)	(5,581)	(3,214)	6,394	11,744

Net (loss) income	$(8,001)	$(5,581)	$(3,214)	$794	$1,456
Depreciation and amortization	4,900	—	—	4,900	9,001
Net unrealized (loss) on investments	5,122	5,122	—	—	—

Funds From Operations	$2,021	$(459)	$(3,214)	$5,694	$10,457
FFO, per share - fully diluted				$0.14	$0.26

Funds from Operations	$2,021	$(459)	(3,214)	5,694	10,457
Formation expenses	1,594	—	1,594	—	—
Straight-line rent	(36)	—	—	(36)	(66)
Above-/below-market leases	(676)	—	—	(676)	(1,241)
Non-cash interest expense (1)	104	—	—	104	190
Non-cash compensation	55	—	—	55	101
Principal amortization	(334)	—	—	(334)	(614)
Maintenance CapEx	(33)	—	—	(33)	(61)

Cash available for distribution (CAD)	$2,695	$(459)	$(1,620)	$4,774	$8,766

CAD per share - fully diluted				$0.12	$0.22

(1)	Includes the amortization of deferred financing fees and premiums / discounts on mortgage debt.